                                                                   Exhibit 10.12


                                 UK PLEDGE AGREEMENT

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                                 RELTEC (UK) LIMITED,
                                      as Chargor



                              THE CHASE MANHATTAN BANK,
                                  for itself and as
                                 trustee for others





                             ____________________________

                                  CHARGE OVER SHARES
                             ____________________________




                            in connection with obligations
                             of RELTEC (UK) LIMITED under
                       an Amended and Restated Credit Agreement
                           dated as of September 20, 1996



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                                  TABLE OF CONTENTS

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1.   Interpretation. . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

2.   The Secured Obligations . . . . . . . . . . . . . . . . . . . . . . .   3

3.   Charge. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

4.   Dividends and Interest. . . . . . . . . . . . . . . . . . . . . . . .   4

5.   Derivative Assets . . . . . . . . . . . . . . . . . . . . . . . . . .   5

6.   Further Assurance . . . . . . . . . . . . . . . . . . . . . . . . . .   6

7.   Warranties and Undertakings . . . . . . . . . . . . . . . . . . . . .   7

8.   Negative Pledge . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

9.   Power of Sale . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

10.  Rights attaching to the Pledged Securities. . . . . . . . . . . . . .  10

11.  Power of Attorney . . . . . . . . . . . . . . . . . . . . . . . . . .  11

12.  Protection of Purchasers. . . . . . . . . . . . . . . . . . . . . . .  12

13.  Effectiveness of Security . . . . . . . . . . . . . . . . . . . . . .  12

14.  Invalidity of Other Security. . . . . . . . . . . . . . . . . . . . .  12

15.  Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13


                                         (i)

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                                                                          Page
                                                                          ----


16.  Dealings by the Collateral Agent and the Secured Creditors. . . . . .  13

17.  Final Release . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

18.  The Collateral Agent's and the Secured Creditors' Rights. . . . . . .  14

19.  Accounts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

20.  Consolidation of Securities . . . . . . . . . . . . . . . . . . . . .  15

21.  The Collateral Agent. . . . . . . . . . . . . . . . . . . . . . . . .  15

22.  Payments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

23.  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

24.  Judgment Currency, Jurisdiction and Service of Process. . . . . . . .  17

25.  Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

26.  Enforceability; Transfer of Rights. . . . . . . . . . . . . . . . . .  19

27.  Reinstatement of Obligation . . . . . . . . . . . . . . . . . . . . .  19

28.  The Collateral Agent's and the Secured Creditors' Discretion. . . . .  19

29.  Separability. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

30.  Applicable Law. . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

31.  Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19


                                         (ii)

          THIS CHARGE OVER SHARES is made the 26th day of September, 1996

          AMONG


          (1) Reltec (UK) Limited, a company incorporated in England and Wales with registered number 3230250 (the "Chargor"); and

          (2) THE CHASE MANHATTAN BANK, as Collateral Agent, for itself and for the Secured Creditors referred to below.

          WHEREAS, RELTEC HOLDINGS, INC. and the Chargor (individually, each a "Borrower" and, collectively, the "Borrowers"), the lenders from time to time party thereto (the "Banks"), and The Chase Manhattan Bank, as Agent (the Banks, the Agent and the Collateral Agent being herein called the "Secured Creditors") have entered into an Amendment and Restatement dated as of September 20, 1996, amending and restating the Credit Agreement dated as of July 31, 1995 (as modified, supplemented or amended from time to time, the "Credit Agreement"), providing for the making of MCRF Loans and Swingline Loans to the Chargor (collectively the "Chargor Loans");

          WHEREAS, the Pledged Securities (as defined below), other than the Minority Shares (as defined below), are currently registered in the name of Reltec Foreign Holdings, Inc. which has executed and delivered to the Chargor stock transfer forms and the relative share certificates in respect of all such shares and the Chargor is the beneficial owner of all such shares free of any Lien, mortgage or charge and the Chargor is, subject to the relevant stock transfer forms being duly stamped, legally entitled to be registered as owner of all such shares;

          WHEREAS, the Chargor has entered into arrangements pursuant to which it will purchase the Minority Shares after the date of this Agreement;

          WHEREAS, it is a condition to the making of the Chargor Loans under the Credit Agreement that the Chargor shall have executed and delivered this Charge over Shares; and

          WHEREAS, the Chargor will obtain benefits as a result of the Chargor Loans made to the Chargor under the Credit Agreement and, accordingly, desires to execute and deliver this Charge over Shares in order to satisfy the condition described in the preceding paragraph.

          NOW THIS DEED WITNESSETH as follows:

          1.   INTERPRETATION.

          1.01 Terms defined in the Credit Agreement shall, except as otherwise expressly provided herein or as the context otherwise requires, have the same meanings in this Charge over Shares (including, without limitation, the preamble and recitals hereto) save that the term "Collateral Agent" herein shall mean the Collateral Agent (as defined in the Credit Agreement) in such capacity and as trustee hereunder for the Secured Creditors.

          1.02 "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

          1.03 "Governmental Authority" means any nation, state or government, or province or other subdivision thereof, and any body, agency, ministry, taxing, monetary, foreign exchange or other authority, court, tribunal or other instrumentality exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          1.04 "Noticed Event of Default" means (a) an Event of Default with respect to the Chargor under Section 9.05 of the Credit Agreement and (b) any other Event of Default in respect of which the Collateral Agent has given the Chargor notice that such Event of Default constitutes a "Noticed Event of Default".

          1.05 "Requirement of Law" means, as to any Person, the organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject and, in the case of any such determination of an arbitrator, court or Governmental Authority, which is final after exhaustion of all rights of appeal or which if not final requires compliance therewith during the pendency of any appeal.

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          1.06  Any reference herein to any statute or to any provisions of any statute shall be construed as a reference to any statutory modification or re-enactment thereof and to any regulations or orders made thereunder which have the force of law and are from time to time in force.

          1.07 Section 61 of the Law of Property Act 1925 shall apply to the construction of this Charge over Shares.

          1.08  The Clause headings shall not affect the construction hereof.

          2.   THE SECURED OBLIGATIONS.

          2.01 This Charge over Shares is executed by the Chargor in consideration of the Banks making the Chargor Loans pursuant to the Credit Agreement.

          2.02 The "Secured Obligations" means all of the Chargor's obligations and liabilities of every kind or nature under the Credit Agreement and any other Credit Document to which it is a party.

          3. CHARGE. The Chargor with full title guarantee and with the intent that the security so constituted shall rank in priority to all other claims, liens, equities or security interests of any nature whatsoever and shall be a continuing security in favour of the Collateral Agent for itself and as trustee for each Secured Creditor, charges with the payment and discharge of its Secured Obligations and with the reimbursement to the Collateral Agent and each Secured Creditor (together with interest at the rate from time to time payable by each of the Borrowers to the Banks under the Credit Agreement and running from the date of the same being incurred by the Collateral Agent or such Secured Creditor to the date of reimbursement) of all other monies for the reimbursement of which this Charge over Shares is expressed to be a first fixed charge in relation to the Chargor and against any such loss as is referred to below, all the following stocks, shares and other securities, rights, monies and other property (collectively the "Pledged Securities"), namely subject as hereinafter provided:

          (a) 23,675,289 fully paid ordinary shares of five pence each, representing 99.3% of the whole of the issued share capital, of Rainford Group plc (the "Company");

          (b) with effect from the date on which it acquires any interest of any nature whatsoever in any fully paid ordinary shares of five pence each the capital

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     of the Company other than those shares referred to in sub-clause (a) above
     (the "Minority Shares"), all of its right title and interest of any nature whatsoever in the Minority Shares;

          (c) all stocks, shares or other securities, rights, monies, or other property, excluding cash dividends or other cash payments, accruing, offered or issued at any time by way of bonus, redemption, exchange, purchase, substitution, conversion, preference, option or otherwise in respect of any stocks, shares or other securities referred to in sub-clauses (a) or (b) above or in respect of any stocks, shares or other securities, rights, monies or other property previously accruing, offered or issued as mentioned in this sub-clause (c), and any right of the Chargor to acquire shares in each Company at or above par and for cash and any shares so acquired;

          (d) any other stocks, shares or other securities in the capital of each Company which are allotted, issued or distributed or which shall otherwise come into the possession or control of the Chargor (together with the items referred to in sub-clause (c) above, "Derivative Assets"); and

          (e) all dividends, interest and other income at any time hereafter deriving from any stocks, shares or other securities, rights, monies or other property for the time being falling within sub-clauses (a), (b), (c) or (d) above or deriving from any investment of any such dividends, interest or other income.

          4. DIVIDENDS AND INTEREST. Upon the occurrence and during the continuance of a Noticed Event of Default all dividends, interest and other monies forming part of or derived from the Pledged Securities (whether of the nature of capital or income) shall be paid to and retained by the Collateral Agent, and any such dividends, interest and other monies which may be received at any such time by the Chargor shall pending such payment to the Collateral Agent be held in trust for the Collateral Agent. The Collateral Agent shall be entitled at any time to apply such dividends, interest and other monies in respect of the Pledged Securities pledged by the Chargor in or towards the reduction or discharge of all or any portion of the Secured Obligations of the Chargor. If the Collateral Agent shall receive any such amounts prior to the occurrence of a Noticed Event of Default, it shall pay such amounts to the Chargor.

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          5.   DERIVATIVE ASSETS.  Until the security hereby constituted shall have been discharged:

          (a) upon the accrual, offer or issue of any Derivative Assets, the Chargor shall, subject to Clause 4 above, deliver or pay to the Collateral Agent (or procure the delivery or payment to the Collateral Agent of) all such Derivative Assets or the certificates and other documents of title to or representing the same together with:

          (i) (if any such certificate or other document is not in the name or the sole name of the Chargor) a declaration of trust in respect of the Derivative Assets in question in favour of the Chargor (and containing a power of attorney in favour of the Chargor and the Collateral Agent severally to complete any partially completed transfer or assignment as is referred to below) executed by each person other than the Chargor in whose name such certificate or other document is; and

          (ii) an instrument of transfer or assignment of the relevant Derivative Assets (with the name of the transferee, the consideration and the date left blank, but otherwise duly completed), executed by each person whose name such certificate or other document of title bears;

     Provided that the Collateral Agent shall not complete any such transfer or assignment or take any other steps to register itself or any third party as the holder of the Derivative Assets until a Noticed Event of Default shall have occurred and provided that it is still continuing;

          (b) the Chargor shall ensure that all of the Pledged Securities are and at all times remains free from any restriction on transfer; and

          (c) the Chargor shall pay all calls or other payments due in respect of any part of the Pledged Securities, and in any case of default by the Chargor in this respect the Collateral Agent may if it thinks fit make any such payment on behalf of the Chargor, in which case the Chargor shall reimburse to the Collateral Agent on demand all sums so expended by the Collateral Agent together with interest at the rate for the time being payable by the Chargor to the Banks under the Credit Agreement from the date of such payment by the Collateral Agent to the date of its reimbursement by the Chargor, and, without prejudice to the provisions of Clauses 3 and 14 hereof, this Charge over Shares shall be a security to the Collateral Agent for all sums so expended by the Collateral Agent and such interest as aforesaid.

          6.   FURTHER ASSURANCE.

          6.01 The Chargor undertakes to deliver to the Collateral Agent upon execution of this Charge over Shares partially completed instruments of transfer in a form acceptable to the Collateral Agent in respect of the shares referred to in Clause 3(a) hereof together with all such other documents and instruments as the Collateral Agent may require in order to enable the Collateral Agent or its nominee to become registered as the owner of such shares other than share certificates in respect of such shares which are to be delivered to the Collateral Agent pursuant to Clause 6.02. Provided that the Collateral Agent shall not complete any such transfer or take any steps to register itself or any third party as the holder of such shares until after a Noticed Event of Default shall have occurred and provided that it is still continuing.

          6.02 The Chargor shall use its best endeavours to procure that the Pledged Securities are registered in its name within six months of the date of this Agreement and that share certificates representing the Pledged Securities are issued in its name and to it as soon as possible thereafter. Immediately upon the Chargor receiving such share certificates, the Chargor shall deliver such share certificates to the Collateral Agent.

          6.03 The Chargor shall use its best endeavours to purchase the Minority Shares within six months after the date of this Agreement and to procure that share certificates representing the Minority Shares are issued in its name and to it as soon as possible thereafter. Immediately upon the Chargor receiving such share certificates, it shall deliver them to the Collateral Agent together with partially completed instruments of transfer in respect of the Minority Shares and all such other documents and instruments as the Collateral Agent may require in order to enable the Collateral Agent or its nominee to become registered as the owner of such shares.

          6.04 The Chargor undertakes forthwith upon notice to that effect by the Collateral Agent to execute and sign, or procure the execution and signing, in favor of the Collateral Agent or its nominees and to deliver to the Collateral Agent all such transfers (or, if the Collateral Agent shall so require, partially completed instruments of transfer with the name of the transferee, date and consideration left blank) and assignments, and make, or procure the making of, all such payments, as the Collateral Agent may specify in such notice for the purpose of perfecting the title of the Collateral Agent to all or any part of the Pledged Securities or for enabling the Collateral Agent (as it shall be entitled at any time to do) to vest the same in the Collateral Agent or its nominees or any purchaser. The obligations of the Chargor under this Clause shall be in addition to and not in substitution for the covenants for further assurance deemed to be included herein by virtue of the Law of Property (Miscellaneous Provisions) Act 1994. Provided that the Collateral Agent shall not complete any such transfer or assignment or take any other step to register itself or any third party as the holder of the Pledged Securities until such time as a Noticed Event of Default shall have occurred and provided that it shall be continuing.

          6.05 The Chargor further undertakes forthwith upon notice to that effect by the Collateral Agent to execute (and procure all other, if any, necessary parties to execute) in favor of the Collateral Agent or its nominees and to deliver to the Collateral Agent such legal or other mortgages of the Pledged Securities or any part thereof as may reasonably be required for the purpose of securing or further securing the Secured Obligations and all other monies and liabilities hereby secured, and being in such form as the Collateral Agent shall reasonably require.

          7.   WARRANTIES AND UNDERTAKINGS.

          7.01 The Chargor hereby represents and warrants to the Collateral Agent and undertakes that:

          (a) LAWFUL OWNER. The Pledged Securities, other than the Minority Shares, are registered in the name of Reltec Foreign Holdings, Inc. which has duly executed and delivered to the Chargor stock transfer forms and the relative share certificates in respect thereof. Subject only to such stock transfer forms being duly stamped, the Chargor is entitled to be registered as the owner of the Pledged Securities, other than the Minority Shares, free of any Lien, mortgage or charge.

          (b) LAWFUL OWNER. With effect from the date on which the Pledged Securities are registered in the name of the Chargor pursuant to Clause
     6.02 or Clause 6.03 hereof (as the case may be) the Chargor will be and will, at all times during the subsistence of the security hereby constituted, remain the sole, lawful and beneficial owner of all of its respective Pledged Securities free from any Lien, mortgage or charge (other than this Charge over Shares and any such mortgage as is referred to in Clause 6.05 above and the Liens created by or pursuant to the Security Documents and Liens permitted by Section 8.03(a) of the Credit Agreement);

          (c) NO SALE. Subject to the other provisions of this Charge over Shares, the Chargor has not sold or agreed to sell or otherwise disposed of or agreed to dispose of, and will not at any time during the subsistence of the security hereby constituted sell or agree to sell or otherwise dispose of or agree to dispose of, the benefit of all or any of its respective rights, titles and interest in and to the Pledged Securities or any part thereof;

          (d) CORPORATE EXISTENCE. The Chargor is a company duly organized and validly existing under the laws of its jurisdiction of incorporation;

          (e) CORPORATE POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS. The Chargor has the corporate power and authority and the legal right to execute, deliver and perform this Charge over Shares and has taken all necessary corporate action to authorize the execution, delivery and performance of this Charge over Shares (no action by its shareholders being required by law, by its constitutive documents or otherwise). All acts, conditions and things have been done, fulfilled and performed (in compliance with the laws of its jurisdiction of incorporation) which are required by such laws to be done, fulfilled and performed, and no order, consent, approval, license, authorisation or validation of, or filing, recording or registration with (except as have been obtained or made and which remain in full force and effect), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorise or is required in connection with the execution, delivery, performance, validity or enforceability of this Charge over Shares or the making of any payments as provided herein other than registration of any duly completed and stamped transfer form by the Board of Directors of the relevant Company following the enforcement of this Charge over Shares.

          This Charge over Shares has been duly executed and delivered by the Chargor. This Charge over Shares constitutes a legal, valid and binding obligation of the Chargor, enforceable against the Chargor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and to general principles of equity. It is not necessary to ensure the legality, validity, enforceability or admissibility in evidence in the Chargor's jurisdiction of incorporation that this Charge over Shares be filed or recorded except that registered particulars of this charge should be filed with the Registrar of Companies pursuant to Sectin 395 of the Companies Act 1985.

          (f) NO LEGAL BAR. The execution, delivery and performance of this Charge over Shares will not violate any Requirement of Law or any Contractual Obligation of the Chargor or any of its Subsidiaries, and will not result in, or require, the creation or imposition of any Lien on any of its respective assets pursuant to any Requirement of Law or Contractual Obligation other than the security created by this Charge over Shares.

          (g) STAMP TAXES. It is not necessary in order to ensure the legality, validity, enforceability or admissibility in evidence of this Charge over Shares that any stamp, registration or similar duty or tax be paid in the Chargor's jurisdiction of incorporation on or in relation to this Charge over Shares.

          (h) LITIGATION. No litigation, arbitration, investigation or administrative proceeding of or before any Governmental Authority or other tribunal is currently pending or, to the knowledge of the Chargor, threatened (i) against the Chargor or any of the Companies to restrain the execution and delivery of this Charge over Shares or the performance of or compliance with the obligations and conditions imposed thereby or to question the right and power of the Chargor to enter into, exercise its rights under and perform and comply with the obligations and conditions imposed by, or the legality, validity or enforceability of this Charge over Shares, or (ii) against the Chargor for its dissolution, disestablishment or liquidation or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer of or for it or any of its properties or revenues.

          (i) WITHHOLDING. Under the laws of its jurisdiction of incorporation in force at the date hereof the Chargor will not be required to make any deduction or withholding from any payment it may make hereunder.

          (j) IMMUNITY. Under the laws of its jurisdiction of incorporation, the Chargor is not entitled to claim for itself or for its assets immunity from suit, execution, attachment or other legal process hereunder.

          7.02 The foregoing representations and warranties in this Clause 7 will be true and correct as though made on and as of the date of the Restatement Effective Date and each Credit Event occurring thereafter.

          8. NEGATIVE PLEDGE. The Chargor hereby undertakes with the Collateral Agent that at no time during the subsistence of the security hereby constituted will the Chargor, otherwise than:-

          (a)  in favour of the Collateral Agent; or

          (b) with the prior written consent of the Collateral Agent in accordance with and subject to any conditions which the Collateral Agent may attach to such consent,

create, grant, extend or permit to subsist any Lien, including without limitation any mortgage or other fixed security or any floating charge on or over the Pledged Securities or any part thereof, other than as referred to in Clause 7.01(a) above. The foregoing prohibition shall apply not only to Liens which rank or purport to rank in point of security in priority to the security hereby constituted, but also to any Liens which rank or purport to rank pari passu therewith or thereafter.

          9.   POWER OF SALE.

          9.01 Upon and following the occurrence and during the continuance of a Noticed Event of Default, the Collateral Agent shall have, and be entitled to exercise, the power to sell or otherwise dispose of, for any consideration (whether payable immediately or by installments) as the Collateral Agent shall think fit, the whole or any part of the Pledged Securities and may (without prejudice to any right which it may have under any law or provision hereof) treat such part of the Pledged Securities as consists of money as if it were the proceeds of such a sale or other disposal. The Collateral Agent shall be entitled to apply the proceeds of such sale or other disposal of the Pledged Securities pledged by the Chargor in paying the costs of such sale or other disposal and (subject to the rights or claims of any person entitled in accordance with this Charge over Shares in priority to the Collateral Agent) in or towards the discharge of the Secured Obligations of the Chargor and the other monies and liabilities of the Chargor hereby secured, the balance (if any) to be paid to the Chargor or other persons entitled thereto. Such power of sale or other disposal shall operate as a variation and extension of the statutory power of sale under section 101 of the Law of Property Act 1925.

          9.02 The restriction contained in section 103 of the Law of Property Act 1925 on the exercise of the statutory power of sale shall not apply to any exercise by the Collateral Agent of its power of sale or other disposal which shall arise and be exercisable, as shall the statutory power under the said section 101 of appointing a receiver of the Pledged Securities or the income thereof, immediately on or after the occurrence of any such default or breach as is referred to in Clause 9.01 above. In favour of a purchaser a certificate in writing by an officer or agent of the Collateral Agent that either or both of such powers has arisen and is exercisable shall be conclusive evidence of that fact.

          10.  RIGHTS ATTACHING TO THE PLEDGED SECURITIES.

          10.01 Unless otherwise agreed in writing between the Chargor and the Collateral Agent, the Chargor shall not be entitled to, and shall not, exercise or cause to be exercised any voting rights attached to any part of the Pledged Securities, except that so long as no Noticed Event of Default has occurred and is continuing, the Chargor may exercise or cause to be exercised the voting rights attached to any part of its Pledged Securities.

          10.02 The Chargor shall not, by exercise of any voting rights or otherwise, permit or agree to any variation of the rights attaching to or conferred by the Pledged Securities or any part thereof that would adversely affect the rights or remedies of the Collateral Agent or the Secured Creditors.

          10.03 The Collateral Agent and its nominees may at the Collateral Agent's discretion (in the name of the Chargor or otherwise whether before or after having demanded the payment or other discharge of any of the Secured Obligations and without any consent or authority on the part of the Chargor) exercise or cause to be exercised in respect of any stocks, shares or other securities which form part of the Pledged Securities the following rights and powers, namely:

          (a)  any voting rights;

          (b) all those powers given to trustees by section 10(3) and (4) of the Trustee Act 1925 (as amended) in respect of securities or property subject to a trust; and

          (c) the powers and rights conferred on or exercisable by the bearer or holder thereof;

provided always that the Collateral Agent shall not, unless a Noticed Event of Default shall have occurred and be continuing, have or exercise any of such rights or powers in respect of any such equity securities as are referred to in Clause 10.01 hereof.

          11. POWER OF ATTORNEY. The Chargor hereby irrevocably appoints the Collateral Agent to be its attorney and in the Chargor's name and on the Chargor's behalf and as the act and deed of the Chargor to sign, seal, execute, deliver, perfect and do all deeds, instruments, mortgages and things as may be, or as the Collateral Agent may consider to be, requisite for carrying out any obligation imposed on the Chargor under Clause 6 above and which the Chargor has failed to carry out for more than 10 days, or for enabling the Collateral Agent to exercise its power of sale or other disposal referred to in Clause 9 above or for carrying any sale or other disposal made under such power into effect by executing instruments of transfer (or completing partially completed instruments executed by the Chargor), or exercising (but subject as therein provided with respect to voting) any of the rights and powers referred to in Clause 10.03 above, including without limitation the appointment of any person as a proxy of the Chargor. The Chargor hereby undertakes to ratify and confirm all things done and documents executed by the Collateral Agent in the exercise of the power of attorney conferred by this Clause.

          12. PROTECTION OF PURCHASERS. No purchaser or other person dealing with the Collateral Agent or any receiver appointed by the Collateral Agent under its statutory power shall be bound to see or inquire whether the right of the Collateral Agent or such receiver to exercise any of its or his powers has arisen or has become exercisable or be concerned with notice to the contrary.

          13.  EFFECTIVENESS OF SECURITY.

          13.01 This Charge over Shares shall be in addition to and shall be independent of every other security which the Collateral Agent and/or any Secured Creditor at any time hold for any of the Secured Obligations. No prior security held by the Collateral Agent or any Secured Creditor over the whole or any part of the Pledged Securities shall merge in the security hereby constituted.

          13.02 This Charge over Shares shall remain in full force and effect as a continuing security unless and until the Collateral Agent discharges it. Any release by the Collateral Agent of any part of the Pledged Securities from the security hereby constituted in accordance with the terms of the Credit Agreement shall not discharge or in any way affect the security hereby constituted over that part of the Pledged Securities not so released.

          13.03 Nothing contained in this Charge over Shares is intended to, or shall operate so as to, prejudice or affect any bill, note, guarantee, mortgage, pledge, charge or other security of any kind whatsoever which the Collateral Agent and/or any Secured Creditor may have for the Secured Obligations or any of them or any right, remedy or privilege of the Collateral Agent and/or any Secured Creditor thereunder.

          13.04 The Chargor hereby acknowledges its intention that the charge created pursuant to this Charge over Shares shall extend to all beneficial interests of the Chargor in the property which is expressed to be subject to such charge and to the proceeds of any sale or other realisation of such property.

          14. INVALIDITY OF OTHER SECURITY. The security constituted by this Charge over Shares shall not be affected by the total or partial invalidity or unenforceability of, or any irregularity or defect in, any mortgage, or other security, guarantee or indemnity which the Collateral Agent and/or any Secured Creditor may at any time hold from the Chargor, any other Credit Party or any other person in respect of the Secured Obligations or any of them. Without prejudice to the provisions of Clauses 3 and 5(c) hereof, this Charge over

Shares shall be a security to the Collateral Agent and each Secured Creditor against any loss occasioned by or arising from any fact, matter or thing whereby or in consequence whereof any indebtedness and liabilities owing or incurred at any time by any Credit Party to the Collateral Agent and the Secured Creditors under the Credit Agreement, or purporting to be so owing or incurred, or any contract or purported contract relating thereto, may, whether wholly or in part, be invalid or be or become unenforceable or void or liable to be avoided for any reason whatsoever, including without limitation any legal limitation or disability or want of capacity of or affecting any Credit Party or any person purporting to act on behalf of any Credit Party. Such loss shall be a sum equal to the amount which the Collateral Agent and/or the Secured Creditors would have been able to recover from such Credit Party but for such invalidity, unenforceability, voidness or voidability.

          15. CERTIFICATE. A certificate of any officer of the Collateral Agent as to the amount of any monies or liabilities incurred by, or owed by the Chargor to, the Collateral Agent and/or the Secured Creditors by the Chargor under the Credit Agreement shall, in the absence of manifest error, be prima facie evidence of the amounts stated therein to be due.

          16. DEALINGS BY THE COLLATERAL AGENT AND THE SECURED CREDITORS. The Collateral Agent and each of the Secured Creditors may in accordance with the terms of the Credit Documents at any time without discharging or in any way affecting the security hereby constituted: (a) determine, increase or vary any credit or facilities of any of the Credit Parties; (b) grant any Credit Party or any other person time or indulgence; (c) renew any bills, notes or other negotiable instruments; (d) deal with, exchange, modify, renew, release, discharge or abstain from perfecting or enforcing any other securities, guarantees or rights of any kind which it may have from any of the Credit Parties or any other person; (e) compound with, discharge, vary or release the liability of the Credit Parties or any other person or concur in, accept, submit to or vary any compromise, arrangement or settlement with the Credit Parties or any other person; (f) concur in any deed of assignment, deed of arrangement, scheme or other thing done for the benefit or intended benefit of the creditors of the Credit Parties or of any other person; (g) abstain from proving or enforcing or claiming any debt or right of any kind or any dividend, share or composition; (h) take or omit to take any security from the Credit Parties whether contemporaneously with this Charge over Shares or not; (i) take or omit to take any guarantee or indemnity from any other person whether contemporaneously with this Charge over Shares or not; (j) agree with the Credit Parties at any time as to the application of any advance made or to be made; (k) open and continue any new account with the Credit Parties or continue any existing such account on the footing that any monies paid into such new or existing account shall not be appropriated towards or have the effect of reducing any indebtedness or liability hereby secured; and (l) do or omit to do any other thing whatsoever whereby but for this provision the security hereby constituted might have been affected or impaired in any way.

          17. FINAL RELEASE. In the event of the whole of the Secured Obligations being paid or discharged, all rights, title and interest in and to the Pledged Securities shall completely revest in the Chargor and the Collateral Agent shall, at the expense of the Chargor, execute and deliver all documents and instruments necessary to accomplish such revesting.

          18.  THE COLLATERAL AGENT'S AND THE SECURED CREDITORS' RIGHTS.

          18.01 The rights, powers and remedies provided by this Charge over Shares are cumulative and are not, nor are they to be construed as, exclusive of any rights, powers and remedies provided by law.

          18.02 No failure on the part of the Collateral Agent and/or any Secured Creditor to exercise, or delay on its part in exercising, any of the rights, powers and remedies provided by this Charge over Shares or by law (collectively the "Secured Creditors' Rights") shall operate as a waiver thereof, nor shall any single or partial waiver of any of the Secured Creditors' Rights preclude any further or other exercise of that one of the Secured Creditors' Rights concerned or the exercise of any other of the Secured Creditors' Rights.

          19.  ACCOUNTS.

          19.01 If the Collateral Agent and/or any Secured Creditor shall at any time receive notice of any subsequent Lien or other interest, matter or event in violation of Clause 8 above affecting the whole or any part of the Pledged Securities, the Collateral Agent shall be entitled to open a new account or accounts for the Chargor in its books and if the Collateral Agent does not in fact do so then (unless the Collateral Agent gives express written notification to the Chargor that it has not done so) as from the time when the Collateral Agent or such Secured Creditor received such notice all payments made by the Chargor to the Collateral Agent or any Secured Creditor shall (notwithstanding any appropriation to the contrary by the Chargor) be treated as having been credited to such new account of the Chargor and not as having been applied in reduction of the Secured Obligations outstanding at the time of receipt of such notice by the Collateral Agent or such Secured Creditor.

          19.02 All or any monies received, recovered or realised by the Collateral Agent or any Secured Creditor under or pursuant to this Charge over Shares (including the proceeds of any permitted conversion of currency) may be credited, at the discretion of the Collateral Agent or such Secured Creditor, as the case may be, to any suspense or impersonal account and may be held in such account for so long as the Collateral Agent or such Secured Creditor, as the case may be, shall think fit (with interest accruing thereon at such rate as the Collateral Agent or such Secured Creditor, as the case may be, shall consider fit) pending their application at such time or times as the Collateral Agent or such Secured Creditor, as the case may be, may decide in the discharge of the Secured Obligations of the Chargor, the balance (if any) to be paid to the Chargor or other persons entitled thereto.

          20. CONSOLIDATION OF SECURITIES. Sub-section (1) of section 93 of the Law of Property Act 1925 shall not apply to this Charge over Shares.

          21.  THE COLLATERAL AGENT.

          21.01  The Collateral Agent may:

          (a) perform any of its duties, obligations and responsibilities under this Charge over Shares by or through its personnel or its agents;

          (b) refrain from exercising any right, power or discretion vested in it which would or might in its reasonable opinion be contrary to any law of any jurisdiction or any directive or otherwise render it liable to any person and may do anything which is in its reasonable opinion necessary to comply with any such law or directive;

          (c) refrain from taking any action not specifically provided for under this Charge over Shares until it has been indemnified and/or secured to its reasonable satisfaction against any reasonable costs, losses, expenses or liabilities (including legal fees) which it would or might sustain or incur as a result;

          (d) rely on any communication or document reasonably believed by it to be genuine;

          (e) rely as to any matter of fact which might reasonably be expected to be within the knowledge of the Chargor or on a statement made by or on behalf of the Chargor in connection with this Charge over Shares, and assume that no Default or Event of Default has occurred unless it has actual knowledge to the contrary;

          (f) obtain and pay for such legal or other expert advice or services as may to it reasonably seem necessary or desirable and rely on any such advice;

          (g) retain for its own benefit, and without liability to account for, any fee or other sum receivable by it under the Credit Documents for its own account; and

          (h) accept deposits from, lend money to, provide any advisory or other services to or engage in any kind of banking or other business with any party (including any Affiliate thereof) to this Charge over Shares.

          21.02 Neither the Collateral Agent nor any of its respective personnel or agents shall be:

          (a) responsible for the adequacy, accuracy or completeness of any representation, warranty, statement or information contained or made in this Charge over Shares or any notice or other document delivered under or in connection with this Charge over Shares;

          (b) responsible for the validity, legality, adequacy, enforceability or admissibility in evidence of this Charge over Shares; or

          (c) liable for anything done or not done by it or any of them under or in connection with this Charge over Shares except in the case of its or their own gross negligence or wilful misconduct.

          22. PAYMENTS. Unless otherwise provided by this Charge over Shares, all payments of any amounts due from the Chargor under this Charge over Shares shall be made by the Chargor in such currency in which such amounts are invoiced, in same day funds, on the relevant due date, by transfer to such account of the Collateral Agent with such bank and at such time as the Collateral Agent shall have notified to the Chargor.

          23. NOTICES. All notices, requests demands or other communications pursuant hereto shall be deemed to have been duly given or made when delivered to the person to which such notice, request, demand or other communication is required or permitted to be given or made under this Charge over Shares, addressed to such party at (i) in the case of any Secured Creditor, as provided in the Credit Agreement, (ii) in the case of the Chargor, as provided in the Credit Agreement and (iii) in the case of the Collateral Agent, as provided in the Credit Agreement, or in any case at such other address as any of the persons listed above may hereafter notify the others in writing.

          24.  JUDGMENT CURRENCY, JURISDICTION AND SERVICE OF PROCESS.

          24.01 Any amount received or recovered by the Collateral Agent or any Secured Creditor in respect of any sum expressed to be due to it from the Chargor under this Charge over Shares in a currency (the "other currency") other than that in which the relevant obligation is expressed to be payable, whether as a result of, or enforcement of, a judgment or order of a court or tribunal of any jurisdiction, in the dissolution of the Chargor or otherwise, shall only constitute a discharge of the Chargor to the extent of the amount in the currency in which the relevant obligation is expressed to be payable which the Collateral Agent or such Secured Creditor would be able to purchase with the amount so received or recovered in the other currency on the date of that receipt or recovery (or, if it would not be practicable to make that purchase on that date, on the first date on which it is practicable to do
so). If that amount in the other currency is less than the amount in the currency in which the relevant obligation is expressed to be payable to the Collateral Agent or such Secured Creditor, the Chargor shall indemnify it against any loss sustained by it as a result. In such event, the Chargor shall also indemnify the Collateral Agent or such Secured Creditor against the cost of making any such purchase. These indemnities constitute a separate and independent obligation from the other obligations in this Charge over Shares, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by the Collateral Agent or any Secured Creditor and shall continue in full force and effect despite any judgment, order, claim or proof for a liquidated amount in respect of any sum due under this Charge over Shares or any judgment or order. No proof or evidence of any actual loss may be required other than proof of the actual amount in the currency in which the relevant obligation is expressed to be payable purchased by the Collateral Agent or such Secured Creditor as mentioned above and the date upon which such purchase was effected.

          24.02 In relation to any legal action or proceedings arising out of or in connection with this Charge over Shares ("Proceedings"), the Chargor irrevocably submits for the benefit of the Collateral Agent and the Secured Creditors to the jurisdiction of the High Court of Justice in England. The Chargor irrevocably waives any objection to Proceedings in any such court on the grounds of venue or on the grounds that the Proceedings have been brought in an inconvenient forum. The submission contained in this Clause, and the taking of Proceedings in England, shall not preclude any party from taking Proceedings in any other jurisdiction, whether concurrently or not, in which Proceedings may be commenced against the Chargor.

          24.03 So long as the Maturity Date has not occurred, the Chargor shall maintain a place of business or an agent in London, England, at or upon which process may be served in any Proceedings in England. Upon any agent's acceptance of appointment, the Chargor shall notify the Collateral Agent of the name and address of such agent and provide the Collateral Agent with a letter from such agent (which shall be in form and substance satisfactory to the Collateral Agent) accepting its appointment. The Chargor further agrees to take any and all actions, including the execution and filing of any and all such documents and instruments, as may be necessary to continue any such designation and appointment in full force and effect so long as the Maturity Date has not occurred. In addition to the foregoing, and not by way of limitation, the Chargor irrevocably consents to any process in any Proceedings anywhere being served by mailing a copy by registered or certified prepaid airmail post to it in accordance with Clause 23 above.
Such service shall become effective 30 days after mailing. Nothing shall affect the right of the Collateral Agent or any Secured Creditor to serve process in any other manner permitted by law.

          24.04 To the extent that the Chargor may now or hereafter be entitled, in any jurisdiction in which Proceedings may at any time be commenced with respect to any of the Credit Documents, to claim for itself or its properties, assets or revenues any immunity from suit, jurisdiction of any court, attachment prior to judgment, attachment in aid of execution of a judgment, execution of a judgment or from set-off, banker's lien, counterclaim or any other legal process or remedy with respect to its obligations under any of the Credit Documents and/or to the extent that in any such jurisdiction there may be attributed to the Chargor any such immunity (whether or not claimed), the Chargor hereby to the fullest extent permitted by applicable law irrevocably agrees not to claim, and hereby to the fullest extent permitted by applicable law waives, any such immunity, including, without limitation, a complete waiver of immunity pursuant to the U.S. Foreign Sovereign Immunities Act of 1976, as amended. The Chargor irrevocably and generally consents in respect of any Proceedings anywhere to the giving of any relief or the issue of any process in connection with those Proceedings including, without limitation, the making, enforcement or execution against any property, assets or revenues whatsoever (irrespective of their use or intended use) of any order or judgment which may be made or given in those Proceedings.

          25. INDEMNITY. In addition to and not in limitation of its other obligations hereunder, the Chargor agrees on demand to indemnify the Collateral Agent and each Secured Creditor against any reasonable cost, losses or expenses, including legal expenses, suffered or incurred without gross negligence or wilful misconduct as a result of (a) any enforcement of any of the rights of the Collateral Agent and/or the Secured Creditors under this Charge over Shares (whether against all or part of the Pledged Securities charged by the Chargor) and (b) the need to pay any stamp, registration or similar duties to which this Charge over Shares may be subject in any jurisdiction at any time (including in connection with the enforcement of, or any action brought in relation to, any of the Credit Documents).

          26. ENFORCEABILITY; TRANSFER OF RIGHTS. The Collateral Agent may exercise any of the rights, powers or remedies conferred on it under this Charge over Shares on behalf of the Secured Creditors without the need to join with or be joined by any other such party. Any Secured Creditor's rights, powers and benefits under this Charge over Shares shall be deemed to be transferred by such Secured Creditor to any Eligible Transferee in accordance with Section 13.04 of the Credit Agreement and any such Eligible Transferee shall have all of the rights, powers and benefits of such transferor Secured Creditor in relation to rights and obligations assigned to and/or assumed by it under that Section. The Chargor agrees to be bound by the provisions of Section 13.04 of the Credit Agreement.

          27. REINSTATEMENT OF OBLIGATION. In the event that any Bank has purchased an interest in Obligations corresponding to Secured Obligations of the Chargor pursuant to Section 13.06(b) of the Credit Agreement, between the Chargor and such Bank the relevant excess sum shall be treated as not having been received by such Bank; provided that if all or any portion of such excess has thereafter to be refunded by any Bank, and any Bank to which any corresponding amount has been paid as specified in Section 13.06(b) thereof, the obligation of the Chargor in respect of such amount shall be deemed reinstated hereunder.

          28. THE COLLATERAL AGENT'S AND THE SECURED CREDITORS' DISCRETION. Any liberty or power which may be exercised or any determination which may be made hereunder by the Collateral Agent or any Secured Creditor may be exercised or made in the absolute and unfettered discretion of such party which shall not be under any obligation to give reasons therefor.

          29. SEPARABILITY. In case any one or more of the provisions contained in this Charge over Shares shall be invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

          30. APPLICABLE LAW. This Charge over Shares shall be governed by and construed in accordance with the laws of England.

          31. COUNTERPARTS. This Charge over Shares may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all the counterparts shall together constitute one and the same instrument.

          IN WITNESS WHEREOF this Deed has been executed by the parties hereto and is intended to be and is hereby delivered by the Chargor as a deed on the date first above written.


THE CHARGING COMPANIES

Executed as a deed                      )
by RELTEC (UK) LIMITED                  )
acting                                  )
by a director and its
secretary or by two directors:



               Director:
                                   -----------------------------------


               Director/Secretary:
                                   -----------------------------------





THE CHASE MANHATTAN BANK


By
  -----------------------
  Title: